SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2004

SAFEGUARD SCIENTIFICS, INC.

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	1-5620	23-1609753

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA	19087-1945

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 293-0600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 12. Results of Operations and Financial Condition

     On February 10, 2004, Safeguard Scientifics, Inc. (“Safeguard”) issued a press release setting forth Safeguard’s financial information for the fourth quarter and year ended December 31, 2003. A copy of Safeguard’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

     This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: February 10, 2004	By:	CHRISTOPHER J. DAVIS

Christopher J. Davis
Managing Director and Chief Financial Officer

Exhibit Index

99.1	Press release dated February 10, 2004 issued by Safeguard Scientifics, Inc.